___________________________________________________________________________________________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934 (the "Act")

December 20, 2007
(Date of earliest event reported)

GEOGLOBAL RESOURCES INC.
(Exact name of Registrant as specified in its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-25136 (Commission File Number)	33-0464753 (I.R.S. Employer Identification No.)

Suite #310, 605 – 1st Street S.W.
Calgary, Alberta, Canada T2P 3S9
(Address of principal executive offices)

Telephone Number (403) 777-9250
(Registrant's telephone number, including area code)

(Former name or address, if changed since last report)

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Item 4.01  Changes in Registrant's Certifying Accountant

On December 20, 2007, GeoGlobal Resources, Inc. (the “Company”) received a letter from Ernst & Young LLP ("E&Y") dated December 14, 2007 stating that it resigned, effective December 12, 2007, as auditor for the Company.

E&Y’s reports on the Company’s consolidated financial statements for each of the two fiscal years ended December 31, 2006 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

In connection with its engagement to audit the Company's consolidated financial statements for the two fiscal years ended December 31, 2006 and subsequent interim periods preceding the date of E&Y's resignation, the Company had no disagreements with E&Y on any matter of  accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to its satisfaction, would have caused E&Y to make reference to the subject matter of the disagreement in connection with its reports.

The Company provided E&Y with a copy of this Current Report no later than the day of filing it with the Securities and Exchange Commission ("Commission"). The Company requested that E&Y furnish the Company with a letter addressed to the Commission stating whether E&Y agrees with the above statements and, if not, why not, stating the respects in which it does not agree.

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Item 9.01.  Financial Statements and Exhibits.

(a)           Financial statements of business acquired.
Not applicable

(b)           Pro forma financial information
Not applicable

(c)           Exhibits:

Exhibit Number	Description of Document
16.1	Letter from E&Y (to be filed by amendment)

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SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  December 20, 2007
GEOGLOBAL RESOURCES INC.
(Registrant)

/s/ Allan J.Kent
Allan J. Kent
Executive VP & CFO

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